Exhibit 99.1

PRESS RELEASE

FTAI Reports Second Quarter 2021 Results, Declares Dividend of $0.33 per Common Share, Announces Closing of Transtar Acquisition, and Progression of Plan to Separate FTAI into Aerospace and Infrastructure Companies

NEW YORK, July 28, 2021 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company” or “FTAI”) today reported financial results for the second quarter 2021. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q2’21
Net Cash Used in Operating Activities	$(14,992)
Net Loss Attributable to Shareholders	$(36,534)
Basic and Diluted Loss per Common Share	$(0.42)

Funds Available for Distribution (“FAD”) (1)	$68,341
Adjusted EBITDA(1)	$67,954

(1)	For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

For the second quarter of 2021, total FAD was $68.3 million. This amount includes $116.2 million from our aviation leasing portfolio, offset by $(2.5) million from our infrastructure business and $(45.4) million from corporate and other.

Second Quarter 2021 Dividends

On July 28, 2021, the Company’s Board of Directors (the “Board”) declared a cash dividend on its common shares of $0.33 per share for the quarter ended June 30, 2021, payable on August 30, 2021 to the holders of record on August 16, 2021.

Additionally, on July 28, 2021, the Board declared cash dividends on its Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (“Series A Preferred Shares”), Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (“Series B Preferred Shares”) and Fixed Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) of $0.51563, $0.50000 and $0.51563 per share, respectively, for the quarter ended June 30, 2021, payable on September 15, 2021 to the holders of record on September 1, 2021.

Business Highlights

◾	Closed Transtar, LLC acquisition
◾	Executed 10-year refined products hub deal with ExxonMobil
◾	Executed a 12-plane, four-year lease deal for A319’s currently on lease with a major U.S. carrier
◾	Launched $425 million municipal financing at Jefferson Energy Companies
◾	Plan to separate into Aerospace and Infrastructure companies progressing

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-K, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Thursday, July 29, 2021 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 447-5636 (from within the U.S.) or (615) 247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "FTAI Second Quarter 2021 Earnings Call." A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

A replay of the conference call will be available after 12:00 P.M. on Thursday, July 29, 2021 through 10:30 A.M. Thursday, August 5, 2021 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 9546998.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding leases, financings and transactions which have not yet funded or closed, and any plans to potentially separate the company into aerospace and infrastructure companies.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

Withholding Information for Withholding Agents

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the common dividend and the Series A Preferred, Series B Preferred and Series C Preferred dividends declared in July 2021 will be treated as a partnership distribution and guaranteed payments, respectively.  For U.S. tax withholding purposes, the per share distribution components are as follows:

Common Distribution Components
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income(1)	$0.05374
U.S. Dividend Income(2)	$—
Income Not from U.S. Sources(3)	$0.27626
U.S. Long Term Capital Gain (4)	$—
Distribution Per Share	$0.33000

Series A Preferred Distribution Components
Guaranteed Payments(5)	$0.51563
Distribution Per Share	$0.51563

Series B Preferred Distribution Components
Guaranteed Payments(5)	$0.50000
Distribution Per Share	$0.50000

Series C Preferred Distribution Components
Guaranteed Payments(5)	$0.51563
Distribution Per Share	$0.51563

(1)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-percent shareholder under §871(h)(3)(B) of the Code.

(2)	This income is subject to withholding under §1441 or §1442 of the Code.

(3)	This income is not subject to withholding under §1441, §1442 or §1446 of the Code.

(4)
U.S. Long Term Capital Gain attributable to the sale of a U.S. Real Property Holding Corporation. As a result, the gain will be treated as income that is effectively connected with a U.S. trade or business and be subject to withholding.

(5)	Brokers and nominees should treat this income as subject to withholding under §1441 or §1442 of the Code.

For U.S. shareholders: In computing your U.S. federal taxable income, you should not rely on this qualified notice, but should generally take into account your allocable share of the Company’s taxable income as reported to you on your Schedule K-1.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Equipment leasing revenues	$81,571	$79,834	$138,178	$166,283
Infrastructure revenues	15,344	14,475	35,886	40,866
Total revenues	96,915	94,309	174,064	207,149
Expenses
Operating expenses	31,183	24,572	56,180	58,016
General and administrative	3,655	4,388	7,907	9,051
Acquisition and transaction expenses	4,399	3,661	6,042	6,855
Management fees and incentive allocation to affiliate	4,113	4,756	8,103	9,522
Depreciation and amortization	47,371	41,720	91,906	83,917
Asset impairment	89	10,476	2,189	10,476
Interest expense	37,504	21,794	70,494	44,655
Total expenses	128,314	111,367	242,821	222,492
Other (expense) income
Equity in losses of unconsolidated entities	(7,152)	(3,209)	(5,778)	(2,944)
Gain (loss) on sale of assets, net	3,987	768	4,798	(1,051)
Loss on extinguishment of debt	(3,254)	—	(3,254)	(4,724)
Interest income	454	22	739	63
Other (expense) income	(884)	(1)	(703)	32
Total other expense	(6,849)	(2,420)	(4,198)	(8,624)
Loss from continuing operations before income taxes	(38,248)	(19,478)	(72,955)	(23,967)
Benefit from income taxes	(1,640)	(3,750)	(1,471)	(3,848)
Net loss from continuing operations	(36,608)	(15,728)	(71,484)	(20,119)
Net income from discontinued operations, net of income taxes	—	—	—	1,331
Net loss	(36,608)	(15,728)	(71,484)	(18,788)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(6,625)	(4,112)	(11,586)	(8,848)
Less: Dividends on preferred shares	6,551	4,079	11,176	8,618
Net loss attributable to shareholders	$(36,534)	$(15,695)	$(71,074)	$(18,558)

(Loss) earnings per share:
Basic
Continuing operations	$(0.42)	$(0.18)	$(0.83)	$(0.23)
Discontinued operations	$—	$—	$—	$0.02
Diluted
Continuing operations	$(0.42)	$(0.18)	$(0.83)	$(0.23)
Discontinued operations	$—	$—	$—	$0.02
Weighted average shares outstanding:
Basic	86,030,652	86,009,959	86,029,305	86,009,029
Diluted	86,030,652	86,009,959	86,029,305	86,009,029

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except per share data)

	(Unaudited) June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$105,244	$121,703
Restricted cash	38,001	39,715
Accounts receivable, net	175,827	91,691
Leasing equipment, net	1,656,702	1,635,259
Operating lease right-of-use assets, net	64,541	62,355
Finance leases, net	13,124	6,927
Property, plant, and equipment, net	1,014,390	964,363
Investments	114,493	146,515
Intangible assets, net	14,488	18,786
Goodwill	122,735	122,735
Other assets	234,401	177,928
Total assets	$3,553,946	$3,387,977

Liabilities
Accounts payable and accrued liabilities	$148,367	$113,185
Debt, net	2,127,086	1,904,762
Maintenance deposits	119,448	148,293
Security deposits	35,663	37,064
Operating lease liabilities	64,120	62,001
Other liabilities	18,249	23,351
Total liabilities	$2,512,933	$2,288,656

Commitments and contingencies

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 85,641,314 and 85,617,146 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively)	$856	$856
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 13,320,000 and 9,120,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively)	133	91
Additional paid in capital	1,163,748	1,130,106
Accumulated deficit	(88,056)	(28,158)
Accumulated other comprehensive loss	(49,115)	(26,237)
Shareholders' equity	1,027,566	1,076,658
Non-controlling interest in equity of consolidated subsidiaries	13,447	22,663
Total equity	1,041,013	1,099,321
Total liabilities and equity	$3,553,946	$3,387,977

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(71,484)	$(18,788)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in losses of unconsolidated entities	5,778	2,944
Gain on sale of subsidiaries	—	(1,331)
(Gain) loss on sale of assets, net	(4,798)	1,051
Security deposits and maintenance claims included in earnings	(15,413)	2,951
Loss on extinguishment of debt	3,254	4,724
Equity-based compensation	2,553	702
Depreciation and amortization	91,906	83,917
Asset impairment	2,189	10,476
Deferred tax provision	(1,632)	(4,506)
Change in fair value of non-hedge derivative	(6,573)	181
Amortization of lease intangibles and incentives	14,905	13,488
Amortization of deferred financing costs	4,489	4,010
Bad debt expense, net	(733)	1,761
Other	(117)	759
Change in:
Accounts receivable	(86,661)	(24,140)
Other assets	(44,639)	6,210
Accounts payable and accrued liabilities	47,320	(18,894)
Management fees payable to affiliate	(631)	(20,987)
Other liabilities	(3,637)	124
Net cash (used in) provided by operating activities	(63,924)	44,652

Cash flows from investing activities:
Investment in unconsolidated entities	(1,105)	(2,514)
Principal collections on finance leases	1,269	3,320
Acquisition of leasing equipment	(170,132)	(206,299)
Acquisition of property, plant and equipment	(84,134)	(130,073)
Acquisition of lease intangibles	(517)	1,997
Purchase deposits for acquisitions	(9,180)	(4,590)
Proceeds from sale of leasing equipment	57,155	37,687
Proceeds from deposit on sale of aircraft and engine	1,425	—
Return of deposit on sale of engine	1,010	2,350
Net cash used in investing activities	$(204,209)	$(298,122)

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Six Months Ended June 30,
	2021	2020
Cash flows from financing activities:
Proceeds from debt	$776,100	$458,981
Repayment of debt	(552,704)	(275,991)
Payment of deferred financing costs	(10,653)	(12,629)
Receipt of security deposits	1,020	853
Return of security deposits	(1,034)	(3,815)
Receipt of maintenance deposits	16,255	18,499
Release of maintenance deposits	(12,071)	(9,185)
Proceeds from issuance of preferred shares, net of underwriter's discount and issuance costs	101,201	(267)
Purchase of non-controlling interest	—	(45)
Settlement of equity-based compensation	(183)	—
Cash dividends - common shares	(56,795)	(56,782)
Cash dividends - preferred shares	(11,176)	(8,618)
Net cash provided by financing activities	$249,960	$111,001

Net decrease in cash and cash equivalents and restricted cash	(18,173)	(142,469)
Cash and cash equivalents and restricted cash, beginning of period	161,418	242,517
Cash and cash equivalents and restricted cash, end of period	$143,245	$100,048

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (losses) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net loss attributable to shareholders from continuing operations to Adjusted EBITDA for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net loss attributable to shareholders from continuing operations	$(36,534)	$(15,695)	$(71,074)	$(19,889)
Add: Benefit from income taxes	(1,640)	(3,750)	(1,471)	(3,848)
Add: Equity-based compensation expense	1,439	411	2,553	702
Add: Acquisition and transaction expenses	4,399	3,661	6,042	6,855
Add: Losses on the modification or extinguishment of debt and capital lease obligations	3,254	—	3,254	4,724
Add: Changes in fair value of non-hedge derivative instruments	1,391	—	(6,573)	181
Add: Asset impairment charges	89	10,476	2,189	10,476
Add: Incentive allocations	—	—	—	—
Add: Depreciation and amortization expense (1)	54,168	48,341	106,811	97,405
Add: Interest expense	37,504	21,794	70,494	44,655
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(11)	126	2,391	(287)
Less: Equity in losses of unconsolidated entities	7,152	3,209	5,778	2,944
Less: Non-controlling share of Adjusted EBITDA (3)	(3,257)	(2,101)	(5,286)	(5,451)
Adjusted EBITDA (non-GAAP)	$67,954	$66,472	$115,108	$138,467

(1)
Includes the following items for the three months ended June 30, 2021 and 2020: (i) depreciation and amortization expense of $47,371 and $41,720, (ii) lease intangible amortization of $1,198 and $931 and (iii) amortization for lease incentives of $5,599 and $5,690, respectively. Includes the following items for the six months ended June 30, 2021 and 2020: (i) depreciation and amortization expense of $91,906 and $83,917, (ii) lease intangible amortization of $1,950 and $2,063 and (iii) amortization for lease incentives of $12,955 and $11,425, respectively.

(2)
Includes the following items for the three months ended June 30, 2021 and 2020: (i) net income of $(7,353) and $(3,226), (ii) interest expense of $340 and $446, (iii) depreciation and amortization expense of $1,900 and $1,446, (iv) acquisition and transaction expenses of $0 and $531, (v) changes in fair value of non-hedge derivative instruments of $5,078 and $929 and (vi) asset impairment of $24 and $0, respectively. Includes the following items for the six months ended June 30, 2021 and 2020: (i) net loss of $(6,173) and $(3,003), (ii) interest expense of $527 and $481, (iii) depreciation and amortization expense of $3,812 and $2,408, (iv) acquisition and transaction expenses of $0 and $612, (v) changes in fair value of non-hedge derivative instruments of $4,201 and $(785) and (vi) asset impairment of $24 and $0, respectively.

(3)
Includes the following items for the three months ended June 30, 2021 and 2020: (i) equity-based compensation of $292 and $52, (ii) provision for income taxes of $13 and $15, (iii) interest expense of $732 and $512, (iv) depreciation and amortization expense of $2,172 and $1,522 and (v) changes in fair value of non-hedge derivative instruments of $48 and $0, respectively. Includes the following items for the six months ended June 30, 2021 and 2020: (i) equity based compensation of $490 and $99, (ii) provision for income taxes of $26 and $43, (iii) interest expense of $1,013 and $1,231, (iv) depreciation and amortization expense of $3,983 and $3,048, (v) changes in fair value of non-hedge derivative instruments of $(226) and $38 and (vi) loss on extinguishment of debt of $0 and $992, respectively.

The Company uses Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. The Company believes FAD is a useful metric for investors and analysts for similar purposes.

The Company defines FAD as: Net Cash Provided by Operating Activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of Net Cash (Used in) Provided by Operating Activities to FAD for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,
(in thousands)	2021	2020
Net Cash (Used in) Provided by Operating Activities	$(63,924)	$44,652
Add: Principal Collections on Finance Leases	1,269	3,320
Add: Proceeds from Sale of Assets	57,155	37,687
Add: Return of Capital Distributions from Unconsolidated Entities	—	—
Less: Required Payments on Debt Obligations (1)	—	—
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	88,248	57,687
Funds Available for Distribution (FAD)	$82,748	$143,346

(1)
Required payments on debt obligations for the six months ended June 30, 2021 exclude repayments of $402,704 for the Senior Notes due 2022 and $150,000 for the Revolving Credit Facility and for the six months ended June 30, 2020 exclude repayments of $144,200 for the Series 2016 Bonds, $50,262 for the Jefferson Revolver, $45,520 for the Series 2012 Bonds and $36,009 for the FTAI Pride Credit Agreement.

The following table sets forth a reconciliation of FAD to Net Cash Used in Operating Activities for the three months ended June 30, 2021:

	Three Months Ended June 30, 2021
(in thousands)	Equipment Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$116,159	$(2,548)	$(45,270)	$68,341
Less: Principal Collections on Finance Leases				(874)
Less: Proceeds from Sale of Assets				(52,581)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				—
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(29,878)
Net Cash Used in Operating Activities				$(14,992)

The following table sets forth a reconciliation of FAD to Net Cash Used in Operating Activities for the six months ended June 30, 2021:

	Six Months Ended June 30, 2021
(in thousands)	Equipment Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$176,812	$(6,389)	$(87,675)	$82,748
Less: Principal Collections on Finance Leases				(1,269)
Less: Proceeds from Sale of Assets				(57,155)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				—
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(88,248)
Net Cash Used in Operating Activities				$(63,924)

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.